Exhibit 99.2

Apple Inc.

Q3 2012 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q2 2012		Q3 2011		Q3 2012		Sequential Change		Year/Year Change
	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue
Operating Segments
Americas	1,214	$13,182	1,487	$10,126	1,522	$12,806	25%	- 3%	2%	26%
Europe	1,048	8,807	922	7,098	941	8,237	- 10%	- 6%	2%	16%
Japan	158	2,645	150	1,510	173	2,009	9%	- 24%	15%	33%
Asia Pacific	771	10,153	620	6,332	593	7,887	- 23%	- 22%	- 4%	25%
Retail	826	4,399	768	3,505	791	4,084	- 4%	- 7%	3%	17%

Total Operating Segments	4,017	$39,186	3,947	$28,571	4,020	$35,023	0%	- 11%	2%	23%

							Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
Mac Desktops (1)(9)	1,199	$1,563	1,155	$1,580	1,010	$1,287	- 16%	- 18%	- 13%	- 19%
Mac Portables (2)(9)	2,818	3,510	2,792	3,525	3,010	3,646	7%	4%	8%	3%

Subtotal Mac	4,017	5,073	3,947	5,105	4,020	4,933	0%	- 3%	2%	- 3%

iPod (3)(9)	7,673	1,207	7,535	1,325	6,751	1,060	- 12%	- 12%	- 10%	- 20%
Other Music Related Products and Services (4)		2,151		1,571		2,060		- 4%		31%
iPhone and Related Products and Services (5)(9)	35,064	22,690	20,338	13,311	26,028	16,245	- 26%	- 28%	28%	22%
iPad and Related Products and Services (6)(9)	11,798	6,590	9,246	6,046	17,042	9,171	44%	39%	84%	52%
Peripherals and Other Hardware (7)		643		517		663		3%		28%
Software, Service and Other Sales (8)		832		696		891		7%		28%

Total Apple		$39,186		$28,571		$35,023		- 11%		23%

(1)	Includes revenue from iMac, Mac mini and Mac Pro sales.

(2)	Includes revenue from MacBook, MacBook Air and MacBook Pro sales.

(3)	Includes revenue from iPod sales.

(4)	Includes revenue from sales from the iTunes Store, App Store and iBookstore in addition to sales of iPod services and Apple-branded and third-party iPod accessories.

(5)	Includes revenue from sales of iPhone, iPhone services, and Apple-branded and third-party iPhone accessories.

(6)	Includes revenue from sales of iPad, iPad services, and Apple-branded and third-party iPad accessories.

(7)	Includes revenue from sales of displays, networking products and other hardware.

(8)	Includes revenue from sales of Apple-branded and third-party Mac software, and services.

(9)	Includes amortization of related revenue deferred for non-software services and embedded software upgrade rights.